Exhibit 99.1

FOR IMMEDIATE RELEASE

COUNTY BANCORP, INC. ANNOUNCES FOURTH QUARTER RESULTS AND

RECORD NET INCOME FOR THE YEAR 2019

Strategic initiatives to improve credit quality and grow client deposits gaining momentum

Highlights

•	Net income of $3.3 million for the fourth quarter of 2019; $16.5 million for the year 2019
•	Diluted earnings per share of $0.47 for the fourth quarter of 2019; $2.36 for the year 2019
•

Client deposits (demand deposits, NOW, savings, money market accounts, and certificates of deposit) increased $17.4 million, or 2.1%, since September 30, 2019, and increased $81.2 million, or 10.8%, since December 31, 2018

•	Loans sold with servicing retained increased $90.5 million, or 13.7%, since December 31, 2018, resulting in $10.0 million of non-interest income
•	Substandard loans decreased $11.0 million, or 10.4%, since September 30, 2019

Manitowoc, Wisconsin, January 23, 2020 – County Bancorp, Inc. (the “Company”; Nasdaq: ICBK), the holding company of Investors Community Bank (the “Bank”), a community bank headquartered in Manitowoc, Wisconsin, today reported results for the fourth quarter and year ended December 31, 2019.  Net income was $3.3 million, or $0.47 diluted earnings per share, for the fourth quarter of 2019, compared to net income of $5.7 million, or $0.82 diluted earnings per share, for the third quarter of 2019 and $2.8 million, or $0.40 diluted earnings per share, for the fourth quarter of 2018.

Tim Schneider, President of County Bancorp, Inc., noted, “In 2019, we focused on improving credit quality, reducing wholesale funding, and growing our client deposits. I am pleased to say that our strategic initiatives drove improvements across all three focus areas, resulting in record full-year net profit for County Bancorp. Our business is progressing at a solid pace, but we understand there is more work to be done. Our dairy portfolio continued to strengthen as milk prices improved throughout 2019, and the futures market is the strongest we have seen in years. As trade deals with Mexico, Canada and China near the finish line, we feel more optimistic about the future of agricultural export stability. We made great progress in 2019, which is a testament to the diligent and tireless work of our team, and we look to continue our momentum as we head into 2020.”

Loans and Total Assets

Total assets at December 31, 2019 were $1.4 billion, a decrease of $36.5 million, or 2.6%, and a decrease of $142.5 million, or 9.4%, from total assets as of September 30, 2019 and December 31, 2018, respectively.  Total loans were $1.0 billion at December 31, 2019, which represents a $45.0 million, or 4.2%, decrease from total loans at September 30, 2019, and a decrease of $171.5 million, or 14.2%, from total loans at December 31, 2018.

The decrease in total loans and assets were the result of our continued focus on loan participation sales and the resulting reduction in wholesale funding (brokered deposits, national certificates of deposit, and Federal Home Loan Bank (FHLB) advances) on our balance sheet.  Loan participations that the Company continued to service were $751.7 million at December 31, 2019, which was an increase of $14.9 million, or 2.0%, and $90.5 million, or 13.7%, over participated loans that the Company serviced at September 30, 2019 and December 31, 2018, respectively.  By increasing the amount of loans participated, the Company has been reducing credit risk from its balance sheet and increasing non-interest revenue streams.

Deposits

Total deposits at December 31, 2019 were $1.1 billion, a decrease of $41.3 million, or 3.6%, and a decrease of $121.9 million, or 10.0%, from total deposits as of September 30, 2019 and December 31, 2018, respectively.  Despite the decline in total deposits, client deposits (demand deposits, NOW accounts, savings accounts, money market accounts, and certificates of deposit) increased $17.4 million, or 2.1%, since September 30, 2019, and increased $81.2 million, or 10.8%, since December 31, 2018.

During 2019, the Company focused on reducing its reliance on wholesale funding.  Due to the increases in loan participations and client deposit growth discussed above, the Company was able to decrease its dependence on brokered deposits and national certificates of deposit to $265.8 million at December 31, 2019.  This represents a decrease of $58.7 million, or 18.1%, from September 30, 2019, and a decrease of $203.1 million, or 43.3%, from December 31, 2018.

Also during 2019, the Company paid off a portion of its FHLB advances.  At December 31, 2019, advances from the FHLB totaled $44.4 million, which was a decrease of $45.0 million, or 50.3%, since December 31, 2018.

Net Interest Income and Margin

Net interest income was $9.5 million for the three months ended December 31, 2019, which was a $0.7 million, or 7.0%, decrease from the three months ended September 30, 2019, and a $1.2 million, or 11.6%, decrease from the three months ended December 31, 2018.  For the year ended December 31, 2019, net interest income decreased $1.2 million, or 2.8%, to $40.8 million from the same period in 2018.  The decrease in net interest income in the fourth quarter 2019 was the result of a lower average loan balance due to loan payoffs and the increase in loan participations sold.  This was partially offset by a $58.7 million decrease in brokered deposits and national certificates of deposit and the resulting decrease in interest expense.  The current quarter was also adversely impacted by a $10.2 million increase in nonaccrual loans, as well as a 25 basis point decrease in the Prime rate.

Net interest margin was 2.89% for the three months ended December 31, 2019, which was a decrease from 2.95% for the three months ended September 30, 2019.  The decrease in net interest margin was primarily due to the noted increase in nonaccrual loans.  Net interest margin was also impacted during the fourth quarter of 2019 by a 25 basis point decrease in the Prime rate, immediately impacting the yield of the loan portfolio.  This was partially offset by a decrease in rates offered on savings, NOW and money market accounts.

The table below presents the effects of changing rates and volumes on our net interest income for the periods indicated.

	Three Months Ended December 31, 2019 v. Three Months Ended September 30, 2019			Three Months Ended December 31, 2019 v. Three Months Ended December 31, 2018
	Increase (Decrease) Due to Change in Average			Increase (Decrease) Due to Change in Average
	Volume	Rate	Net	Volume	Rate	Net
	(dollars in thousands)
Interest Income:
Investment securities	$1	$(11)	$(10)	$(228)	$(17)	$(245)
Loans	(847)	(493)	(1,340)	(1,889)	44	(1,845)
Federal funds sold and interest-bearing deposits with banks	(30)	(140)	(170)	126	92	218
Total interest income	(876)	(644)	(1,520)	(1,991)	119	(1,872)
Interest Expense:
Savings, NOW, money market and interest checking	$(15)	$(385)	$(400)	$158	$(325)	$(167)
Time deposits	(515)	123	(392)	(1,354)	1,029	(325)
Other borrowings	-	-	-	-	-	-
FHLB advances	(22)	1	(21)	(226)	24	(202)
Junior subordinated debentures	1	6	7	2	25	27
Total interest expense	$(551)	$(255)	$(806)	$(1,420)	$753	$(667)
Net interest income	$(325)	$(389)	$(714)	$(571)	$(634)	$(1,205)

The following tables set forth average balance sheets, average yields and rates, and income and expenses for the period indicated.

	For the Three Months Ended
	December 31, 2019			September 30, 2019			December 31, 2018
	Average Balance (1)	Income/ Expense	Yields/ Rates	Average Balance (1)	Income/ Expense	Yields/ Rates	Average Balance (1)	Income/ Expense	Yields/ Rates
	(dollars in thousands)
Assets
Investment securities	$159,202	$1,106	2.78%	$159,091	$1,117	2.81%	$191,955	$1,351	2.82%
Loans (2)	1,061,432	13,691	5.16%	1,126,243	15,030	5.34%	1,207,883	15,536	5.14%
Interest bearing deposits due from other banks	98,848	441	1.79%	104,253	612	2.35%	67,153	223	1.33%
Total interest-earning assets	$1,319,482	$15,238	4.62%	$1,389,587	$16,759	4.82%	$1,466,991	$17,110	4.67%
Allowance for loan losses	(14,868)			(16,209)			(16,034)
Other assets	77,934			78,664			61,316
Total assets	$1,382,548			$1,452,042			$1,512,273

Liabilities
Savings, NOW, money market, interest checking	$322,629	$876	1.09%	$326,592	$1,276	1.56%	$287,420	$1,043	1.45%
Time deposits	658,864	3,905	2.37%	745,032	4,298	2.31%	820,515	4,230	2.06%
Total interest-bearing deposits	$981,493	$4,781	1.95%	$1,071,624	$5,574	2.08%	$1,107,935	$5,273	1.90%
Other borrowings	799	9	4.60%	804	9	4.60%	837	10	4.62%
FHLB advances	44,400	216	1.94%	48,857	237	1.94%	90,509	417	1.84%
Junior subordinated debentures	44,839	694	6.19%	44,800	687	6.14%	44,681	667	5.97%
Total interest-bearing liabilities	$1,071,531	$5,700	2.13%	$1,166,085	$6,507	2.23%	$1,243,962	$6,367	2.05%
Non-interest bearing deposits	123,541			105,578			108,140
Other liabilities	16,749			14,801			10,913
Total liabilities	$1,211,821			$1,286,464			$1,363,015

Shareholders' equity	170,727			165,578			149,258
Total liabilities and equity	$1,382,548			$1,452,042			$1,512,273

Net interest income		$9,538			$10,252			$10,743
Interest rate spread (3)			2.49%			2.59%			2.62%
Net interest margin (4)			2.89%			2.95%			2.91%
Ratio of interest-earning assets to interest-bearing liabilities	1.23			1.19			1.18
(1)	Average balances are calculated on amortized cost.
(2)	Includes loan fee income, nonaccruing loan balances, and interest received on such loans.
(3)	Interest rate spread represents the difference between the yield on average interest-earning assets and the cost of average interest-bearing liabilities.
(4)	Net interest margin represents net interest income divided by average total interest-earning assets.

For the year ended December 31, 2019, net interest margin improved slightly to 2.93% from 2.91% for the year ended December 31, 2018, despite a six basis point decrease in interest rate spread.  The increase in net interest margin in 2019 is due to a 3.2% decrease in the average balance of interest-earning assets.

	For the Year Ended
	December 31, 2019			December 31, 2018
	Average Balance (1)	Income/ Expense	Yields/ Rates	Average Balance (1)	Income/ Expense	Yields/ Rates
	(dollars in thousands)
Assets
Investment securities	$172,500	$4,843	2.81%	$169,302	$4,425	2.61%
Loans (2)	1,142,551	59,706	5.23%	1,193,254	58,706	4.92%
Interest bearing deposits due from other banks	78,517	1,783	2.27%	77,545	1,086	1.40%
Total interest-earning assets	$1,393,568	$66,332	4.76%	$1,440,101	$64,217	4.46%
Allowance for loan losses	(16,460)			(15,037)
Other assets	77,444			59,291
Total assets	$1,454,552			$1,484,355

Liabilities
Savings, NOW, money market, interest checking	$316,278	4,582	1.45%	$282,746	3,398	1.20%
Time deposits	741,483	16,875	2.28%	801,892	15,251	1.90%
Total interest-bearing deposits	$1,057,761	$21,457	2.03%	$1,084,638	$18,649	1.72%
Other borrowings	913	43	4.71%	1,027	50	4.81%
FHLB advances	66,022	1,307	1.98%	105,218	1,759	1.67%
Junior subordinated debentures	44,781	2,743	6.13%	32,721	1,804	5.51%
Total interest-bearing liabilities	$1,169,477	$25,550	2.18%	$1,223,604	$22,262	1.82%
Non-interest bearing deposits	108,356			100,819
Other liabilities	13,796			9,883
Total liabilities	$1,291,629			$1,334,306

Shareholders' equity	162,923			150,049
Total liabilities and equity	$1,454,552			$1,484,355

Net interest income		$40,782			$41,955
Interest rate spread (3)			2.58%			2.64%
Net interest margin (4)			2.93%			2.91%
Ratio of interest-earning assets to interest- bearing liabilities	1.19			1.18
(1)	Average balances are calculated on amortized cost.
(2)	Includes loan fee income, nonaccruing loan balances, and interest received on such loans.
(3)	Interest rate spread represents the difference between the yield on average interest-earning assets and the cost of average interest-bearing liabilities.
(4)	Net interest margin represents net interest income divided by average total interest-earning assets.

Non-Interest Income and Expense

	For the Three Months Ended
	December 31, 2019	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018
	(dollars in thousands)
Non-Interest Income
Service charges	$549	$348	$407	$353	$470
Gain (loss) on sale of loans, net	34	87	26	(1)	54
Loan servicing fees	1,778	1,677	1,563	1,519	1,553
Loan servicing right origination	1,146	1,741	346	228	7
Income on OREO	54	10	40	26	83
Gain on sale of securities	-	-	341	-	-
Other	161	171	164	625	153
Total non-interest income	$3,722	$4,034	$2,887	$2,750	$2,320

Non-interest income for the three months ended December 31, 2019 decreased by $0.3 million, or 7.7%, to $3.7 million compared to the three months ended September 30, 2019, which was primarily the result of a decrease of $0.6 million of loan servicing right origination due to the $41.2 million in loans that were sold or participated during the third quarter compared to only $14.9 million in loans that were sold or participated during the fourth quarter.

Non-interest income for the three months ended December 31, 2019 increased $1.4 million, or 60.4%, compared to $2.3 million for the three months ended December 31, 2018.  The year-over-year increase was primarily due to the increase in loan participations sold and related loan servicing right origination income compared to the fourth quarter of 2018.

	For the Three Months Ended
	December 31, 2019	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018
	(dollars in thousands)
Loan servicing rights, beginning of period	$11,362	$9,621	$9,275	$9,047	$9,040
Changes in loan servicing rights:
Additions related to new loans	1,811	2,276	843	621	596
Impairment due to prepayment	(296)	(198)	(190)	(73)	(37)
Amortization of existing asset	(632)	(584)	(554)	(550)	(552)
Reduction of valuation allowance	263	247	247	230	-
Total loan servicing right origination income	1,146	1,741	346	228	7
Loan servicing rights, end of period	$12,508	$11,362	$9,621	$9,275	$9,047
Loans serviced, end of period	751,738	736,823	695,629	675,268	661,257
Loan servicing rights as a % of loans serviced	1.66%	1.54%	1.38%	1.37%	1.37%

Total loan servicing fees	$1,778	$1,677	$1,563	$1,519	$1,553
Average loans serviced	744,281	716,226	685,449	668,263	653,068
Annualized loan servicing fees as a % of average loans serviced	0.96%	0.94%	0.91%	0.91%	0.95%

Loan servicing right origination and loan serving fee income was positively impacted during the second half of the year in 2019 due to the higher volumes of loan participation sales as well as higher loan servicing fee spreads.

	For the Three Months Ended
	December 31, 2019	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018
	(dollars in thousands, except per share data)
Non-Interest Expense
Employee compensation and benefits	$5,696	$4,735	$4,199	$4,482	$4,059
Occupancy	417	313	283	389	245
Information processing	645	683	591	563	641
Professional fees	371	483	417	399	497
Business development	335	351	347	325	259
OREO expenses	59	57	121	51	106
Write-down of OREO	376	-	250	-	688
Net loss (gain) on sale of OREO	(231)	160	9	(136)	(54)
Depreciation and amortization	319	319	328	337	408
Other	2,278	567	901	895	689
Total non-interest expense	$10,265	$7,668	$7,446	$7,305	$7,538

Non-interest expense for the three months ended December 31, 2019 increased by $2.6 million, or 33.9%, to $10.3 million compared to the three months ended September 30, 2019.  Employee compensation and benefits increased $1.0 million, or 20.3%, in the linked quarter due to the additional accrual of $0.9 million for incentive compensation related to current year financial results.  The year-over-year increase was also the result of a 5.3% increase in head count and a 21.7% increase in insurance benefits in 2019.  Other non-interest expense increased from impairment recognized from an investment in a historical tax credit project of $1.1 million.  The impairment was offset by a $1.4 million benefit to income tax expense when the credit was earned.  The three months ended December 31, 2019 was also adversely affected by decline in market values of three OREO properties which resulted in write-downs totaling $0.4 million.

	December 31, 2019	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018
	(dollars in thousands)
Loans by risk category:
Sound/Acceptable/Satisfactory/ Low Satisfactory	$724,444	$771,568	$836,988	$896,328	$908,172
Watch	207,173	193,942	167,824	174,642	171,670
Special Mention	9,239	9,346	25,255	4,501	6,566
Substandard Performing	30,478	44,183	56,336	46,075	65,501
Substandard Impaired	64,439	61,728	61,429	61,417	55,386
Total loans	$1,035,773	$1,080,767	$1,147,832	$1,182,963	$1,207,295
Adverse classified asset ratio (1)	39.85%	45.67%	53.21%	48.59%	57.12%
(1)	This is a non-GAAP financial measure. A reconciliation to GAAP is included at the end of this earnings release

Substandard loans were $94.9 million at December 31, 2019, compared to $105.9 million at September 30, 2019 and $120.9 million at December 31, 2018.  Adverse classified asset ratio (a non-GAAP measure) decreased to 39.85% at December 31, 2019 from 45.67% and 57.12% at September 30, 2019 and December 31, 2018, respectively.  The decrease in substandard loans and the adverse classified ratio were in part the result of improving milk prices.  The average 12-month future price of class III milk on the Chicago Mercantile Exchange rose to $17.40 at December 31, 2019 compared to $17.12 at September 30, 2019 and $15.88 at December 31, 2018.

	December 31, 2019	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018
	(dollars in thousands)
Non-Performing Assets:
Nonaccrual loans	$30,968	$20,776	$20,096	$25,880	$22,983
Other real estate owned	5,521	7,252	8,693	5,019	6,568
Total non-performing assets	$36,489	$28,028	$28,789	$30,899	$29,551

Performing TDRs not on nonaccrual	$21,784	$28,520	$28,892	$21,111	$18,258

Non-performing assets as a % of total loans	3.52%	2.59%	2.51%	2.61%	2.45%
Non-performing assets as a % of total assets	2.65%	1.98%	1.94%	2.07%	1.94%
Allowance for loan losses as a % of total loans	1.47%	1.39%	1.42%	1.48%	1.37%
Net charge-offs (recoveries) quarter- to-date	$(253)	$39	$2,111	$(236)	$1,210

At December 31, 2019, non-performing assets were $36.5 million, an increase of $8.5 million, compared to September 30, 2019.  Non-performing assets as a percent of total assets increased to 2.65% at December 31, 2019, from 1.98% at September 30, 2019.  The increases were primarily due to an increase in non-accrual loans of $10.2 million in the fourth quarter related to one agriculture customer for $6.0 million and one commercial customer for $3.9 million, which was partially offset by two OREO properties that were sold during the fourth quarter of 2019, resulting in a decrease of $1.7 million in OREO.

A credit to provision for loan losses of $0.1 million was recorded for the three months ended December 31, 2019 compared to a credit of $1.2 million for the three months ended September 30, 2019.  The credit provision in the fourth quarter of 2019 was primarily a result of the reduction of the size of the loan portfolio, improved economic factors, and upgrades to credit ratings, which was partially offset by a $1.9 million impairment to a substandard commercial credit.  In addition, during the fourth quarter of 2019, the Company recovered a $0.4 million loan that was previously charged-off.

The allowance for loan losses was $15.3 million at December 31, 2019 compared to $16.5 million at December 31, 2018.  The $1.2 million decrease in the allowance during 2019 was the result of a reduction in general reserves due to the decreases in total loans, improvement of economic factors, and the credit upgrades discussed previously.  Despite the decrease in allowance year-over-year, the allowance as a percent of total loans increased from 1.37% at December 31, 2018 to 1.47% at December 31, 2019.

Conference Call

The Company will host an earnings call tomorrow, January 24, 2020, at 8:30 a.m., CDT, conducted by Timothy J. Schneider, President, and Glen L. Stiteley, CFO.  The earnings call will be broadcast over the Internet on the Company’s website at Investors.ICBK.com.  In addition, you may listen to the Company’s earnings call via telephone by dialing (844) 835-9984.  Investors should visit the Company’s website or call in to the dial-in number set forth above at least 10 minutes prior to the scheduled start of the call.

A replay of the earnings call will be available until January 25, 2021, by visiting the Company’s website at Investors.ICBK.com/QuarterlyResults.

About County Bancorp, Inc.

County Bancorp, Inc., a Wisconsin corporation and registered bank holding company founded in May 1996, and its wholly-owned subsidiary Investors Community Bank, a Wisconsin-chartered bank, are headquartered in Manitowoc, Wisconsin.  The state of Wisconsin is often referred to as “America’s Dairyland,” and one of the niches it has developed is providing financial services to agricultural businesses statewide, with a primary focus on dairy-related lending.  It also serves business and retail customers throughout Wisconsin, with a focus on northeastern and central Wisconsin.  Its customers are served from its full-service locations in Manitowoc, Appleton, Green Bay, and Stevens Point and its loan production offices in Darlington, Eau Claire, Fond du Lac, and Sheboygan.

Forward-Looking Statements

This press release includes "forward-looking statements” within the meaning of such term in the Private Securities Litigation Reform Act of 1995.  Forward-looking statements are subject to known and unknown risks and uncertainties, many of which may be beyond the Company’s control. The Company cautions you that the forward-looking statements presented in this press release are not a guarantee of future events, and that actual events may differ materially from those made in or suggested by the forward-looking information contained in this press release.  Forward-looking statements generally can be identified by the use of forward-looking terminology such as "may," "plan," "seek," "will," "expect," "intend," "estimate," "anticipate," "believe" or "continue" or the negative thereof or variations thereon or similar terminology. Factors that may cause actual results to differ materially from those made or suggested by the forward-looking statements contained in this press release include those identified in the Company’s most recent annual report on Form 10-K and subsequent filings with the Securities and Exchange Commission.  Any forward-looking statements presented herein are made only as of the date of this press release, and the Company does not undertake any obligation to update or revise any forward-looking statements to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.

###

Investor Relations Contact

Glen L. Stiteley

EVP - CFO, Investors Community Bank

Phone: (920) 686-5658

Email: gstiteley@icbk.com

County Bancorp, Inc. Consolidated Financial Summary (Unaudited)	December 31, 2019	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018
	(dollars in thousands, except per share data)
Period-End Balance Sheet:
Assets
Cash and cash equivalents	$129,011	$120,845	$116,251	$62,426	$61,087
Securities available for sale, at fair value	160,361	154,962	158,561	192,210	195,945
Loans held for sale	2,151	4,192	7,448	2,750	2,949
Agricultural loans	659,725	673,742	713,602	722,107	724,508
Commercial loans	331,723	360,132	383,542	403,490	415,672
Multi-family real estate loans	41,070	43,487	46,683	52,974	62,321
Residential real estate loans	2,888	3,183	3,753	4,172	4,522
Installment and consumer other	367	223	252	220	272
Total loans	1,035,773	1,080,767	1,147,832	1,182,963	1,207,295
Allowance for loan losses	(15,267)	(15,065)	(16,258)	(17,493)	(16,505)
Net loans	1,020,506	1,065,702	1,131,574	1,165,470	1,190,790
Other assets	66,485	69,263	70,812	68,532	70,256
Total Assets	$1,378,514	$1,414,964	$1,484,646	$1,491,388	$1,521,027

Liabilities and Shareholders' Equity
Demand deposits	$138,489	$117,224	$111,022	$101,434	$121,436
NOW accounts and interest checking	63,781	56,637	54,253	49,902	51,779
Savings	15,708	6,981	6,621	6,210	5,770
Money market accounts	242,539	248,608	239,337	225,975	218,929
Time deposits	375,100	388,759	387,899	376,034	356,484
Brokered deposits	166,340	206,474	256,475	269,917	308,504
National time deposits	99,485	118,070	149,570	146,805	160,445
Total deposits	1,101,442	1,142,753	1,205,177	1,176,277	1,223,347
FHLB advances	44,400	44,400	59,400	100,400	89,400
Subordinated debentures	44,858	44,820	44,781	44,742	44,703
Other liabilities	16,051	14,239	12,564	11,952	11,293
Total Liabilities	1,206,751	1,246,212	1,321,922	1,333,371	1,368,743

Shareholders' equity	171,763	168,752	162,724	158,017	152,284
Total Liabilities and Shareholders' Equity	$1,378,514	$1,414,964	$1,484,646	$1,491,388	$1,521,027

Stock Price Information:
High - Quarter-to-date	$27.98	$20.99	$18.92	$19.69	$26.00
Low - Quarter-to-date	$18.76	$16.80	$16.24	$16.74	$17.37
Market price - Quarter-end	$25.63	$19.62	$17.09	$17.60	$17.37
Book value per share	$24.32	$23.89	$23.03	$22.36	$21.50
Tangible book value per share (1)	$23.54	$23.10	$22.23	$21.54	$20.68
Common shares outstanding	6,734,132	6,727,908	6,717,908	6,709,254	6,709,480
(1)	This is a non-GAAP financial measure. A reconciliation to GAAP is included below.

	For the Three Months Ended					For the Year Ended
	December 31, 2019	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018	December 31, 2019	December 31, 2018
	(dollars in thousands, except per share data)
Selected Income Statement Data:
Interest and Dividend Income
Loans, including fees	13,691	$15,030	$15,484	$15,501	$15,536	$59,706	$58,706
Taxable securities	1,106	1,117	1,177	1,186	1,168	4,586	3,727
Tax-exempt securities	-	-	82	175	183	257	698
Federal funds sold and other	442	612	465	264	223	1,783	1,086
Total interest and dividend income	15,239	16,759	17,208	17,126	17,110	66,332	64,217

Interest Expense
Deposits	4,781	5,574	5,678	5,424	5,273	21,457	18,649
FHLB advances and other borrowed funds	225	246	415	464	427	1,350	1,809
Subordinated debentures	695	687	683	678	667	2,743	1,804
Total interest expense	5,701	6,507	6,776	6,566	6,367	25,550	22,262
Net interest income	9,538	10,252	10,432	10,560	10,743	40,782	41,955
Provision for loan losses	(51)	(1,154)	876	752	1,572	423	3,195
Net interest income after provision for loan losses	9,589	11,406	9,556	9,808	9,171	40,359	38,760

Non-Interest Income
Services charges	549	348	407	353	470	1,657	1,674
Gain (loss) on sale of loans, net	34	87	26	(1)	54	146	172
Loan servicing fees	1,778	1,677	1,563	1,519	1,553	6,537	6,012
Loan servicing right origination	1,146	1,741	346	228	7	3,461	98
Income on OREO	54	10	40	26	83	130	256
Gain on sale of securities	-	-	341	-	-	341	-
Other	161	171	164	625	153	1,121	621
Total non-interest income	3,722	4,034	2,887	2,750	2,320	13,393	8,833

Non-Interest Expense
Employee compensation and benefits	5,696	4,735	4,199	4,482	4,059	19,112	16,785
Occupancy	417	313	283	389	245	1,402	1,059
Information processing	645	683	591	563	641	2,482	2,164
Professional fees	371	483	417	399	497	1,670	1,522
Business development	335	351	347	325	259	1,358	1,076
OREO expenses	59	57	121	51	106	288	444
Writedown of OREO	376	-	250	-	688	626	873
Net loss (gain) on sale of OREO	(231)	160	9	(136)	(54)	(198)	(189)
Depreciation and amortization	319	319	328	337	408	1,303	1,348
Other	2,278	567	901	895	689	4,641	3,201
Total non-interest expense	10,265	7,668	7,446	7,305	7,538	32,684	28,283
Income before income taxes	3,046	7,772	4,997	5,253	3,953	21,068	19,310
Income tax expense	(258)	2,090	1,293	1,491	1,123	4,616	5,059
NET INCOME	$3,304	$5,682	$3,704	$3,762	$2,830	$16,452	$14,251

Basic	$0.47	$0.82	$0.53	$0.54	$0.41	$2.37	$2.06
Diluted	$0.47	$0.82	$0.53	$0.54	$0.40	$2.36	$2.04
Dividends declared	$0.05	$0.05	$0.05	$0.05	$0.07	$0.20	$0.28

	For the Three Months Ended					For the Year Ended
	December 31, 2019	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018	December 31, 2019	December 31, 2018
	(dollars in thousands, except share data)
Other Data:
Return on average assets(1)	0.96%	1.57%	1.00%	1.00%	0.75%	1.13%	0.96%
Return on average shareholders' equity(1)	7.74%	13.73%	9.24%	9.78%	7.58%	10.10%	9.50%
Return on average common shareholders' equity (1)(2)	7.83%	14.14%	9.41%	9.99%	7.70%	10.31%	9.74%
Efficiency ratio (1)(2)	76.32%	52.55%	55.38%	55.91%	52.85%	59.92%	54.42%
Tangible common equity to tangible assets (2)	11.54%	11.03%	10.10%	9.73%	9.16%	11.54%	9.16%

Common Share Data:
Net income from continuing operations	$3,304	$5,682	$3,704	$3,762	$2,830	$16,452	$14,251
Less: Preferred stock dividends	117	120	118	117	111	472	413
Income available to common shareholders	$3,187	$5,562	$3,586	$3,645	$2,719	$15,980	$13,838

Weighted average number of common shares issued	7,173,290	7,168,785	7,159,072	7,153,174	7,143,204	7,163,650	7,132,985
Less: Weighted average treasury shares	443,920	443,920	443,920	443,729	443,694	443,873	442,206
Plus: Weighted average non- vested restricted stock units	32,125	32,125	30,483	16,260	13,041	27,804	13,272
Weighted average number of common shares outstanding	6,761,495	6,756,990	6,745,635	6,725,705	6,712,551	6,747,581	6,704,051
Effect of dilutive options	44,630	19,160	20,731	21,323	45,116	21,344	68,876
Weighted average number of common shares outstanding used to calculate diluted earnings per common share	6,806,125	6,776,150	6,766,366	6,747,028	6,757,667	6,768,925	6,772,927

(1)	Annualized
(2)	This is a non-GAAP financial measure. A reconciliation to GAAP is included below.

	For the Three Months Ended					For the Year Ended
Non-GAAP Financial Measures:	December 31, 2019	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018	December 31, 2019	December 31, 2018
	(dollars in thousands)
Return on average common shareholders' equity reconciliation:
Return on average shareholders' equity	7.74%	13.73%	9.24%	9.78%	7.58%	10.10%	9.50%
Effect of excluding average preferred shareholders' equity	0.09%	0.41%	0.17%	0.21%	0.12%	0.21%	0.24%
Return on average common shareholders' equity	7.83%	14.14%	9.41%	9.99%	7.70%	10.31%	9.74%

Efficiency ratio GAAP to non-GAAP reconciliation:
Non-interest expense	$10,265	$7,668	$7,446	$7,305	$7,538	$32,684	$28,283
Less: net gain (loss) on sales and write-downs of OREO	(145)	(160)	(259)	136	(634)	(428)	(642)
Adjusted non-interest expense (non-GAAP)	$10,120	$7,508	$7,187	$7,441	$6,904	$32,256	$27,641

Net interest income	$9,538	$10,252	$10,432	$10,560	$10,743	$40,782	$41,955
Non-interest income	3,722	4,034	2,887	2,750	2,320	13,393	8,833
Less: net gain on sales of securities	-	-	(341)	-	-	(341)	-
Operating revenue	$13,260	$14,286	$12,978	$13,310	$13,063	$53,834	$50,788
Efficiency ratio	76.32%	52.55%	55.38%	55.91%	52.85%	59.92%	54.42%

Non-GAAP Financial Measures:	December 31, 2019	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018
	(dollars in thousands, except per share data)
Tangible book value per share and tangible common equity to tangible assets reconciliation:
Common equity	$163,763	$160,752	$154,724	$150,017	$144,284
Less: Goodwill	5,038	5,038	5,038	5,038	5,038
Less: Core deposit intangible, net of amortization	225	286	354	430	513
Tangible common equity (non-GAAP)	$158,500	$155,428	$149,332	$144,549	$138,733
Common shares outstanding	6,734,132	6,727,908	6,717,908	6,709,254	6,709,480
Tangible book value per share	$23.54	$23.10	$22.23	$21.54	$20.68

Total assets	$1,378,514	$1,414,964	$1,484,646	$1,491,388	$1,521,027
Less: Goodwill	5,038	5,038	5,038	5,038	5,038
Less: Core deposit intangible, net of amortization	225	286	354	603	701
Tangible assets (non-GAAP)	$1,373,251	$1,409,640	$1,479,254	$1,485,747	$1,515,288
Tangible common equity to tangible assets	11.54%	11.03%	10.10%	9.73%	9.16%

Adverse classified asset ratio:
Substandard loans	$94,917	$105,911	$117,765	$107,492	$120,887
Less: Impaired performing restructured loans	(8,925)	(8,672)	(8,276)	(6,382)	(5,078)
Net substandard loans	$85,992	$97,239	$109,489	$101,110	$115,809
Other real estate owned	5,521	7,252	8,693	5,019	6,568
Substandard unused commitments	2,849	991	1,458	976	1,625
Less: Substandard government guarantees	(7,892)	(7,746)	(7,821)	(5,864)	(7,111)
Total adverse classified assets (non-GAAP)	$86,470	$97,736	$111,819	$101,241	$116,891

Total equity (Bank)	$204,240	$201,967	$196,036	$191,287	$185,458
Accumulated other comprehensive loss (gain) on available for sale securities	(2,505)	(3,016)	(2,166)	(436)	2,221
Allowance for loan losses	15,267	15,065	16,258	17,493	16,505
Allowance for unused commitments	-	-	-	-	475
Adjusted total equity (non-GAAP)	$217,002	$214,016	$210,128	$208,344	$204,659
Adverse classified asset ratio	39.85%	45.67%	53.21%	48.59%	57.12%